                                                                    EXHIBIT 10.1














                              CONNETICS CORPORATION


                         COMMON STOCK PURCHASE AGREEMENT


                                 APRIL 10, 1998

                              CONNETICS CORPORATION
                         COMMON STOCK PURCHASE AGREEMENT


        This Common Stock Purchase Agreement (the "Agreement") is entered into as of this 10th day of April, 1998, among Connetics Corporation, a Delaware corporation (the "Company") and Alta BioPharma Partners, L.P., Connetics Partners (Alta Bio), LLC and Alta Embarcadero BioPharma, LLC (each a "Purchaser" and together the "Purchasers").

                                    SECTION 1

                              SALE OF COMMON STOCK

        1.1 SALE OF COMMON STOCK. Subject to the terms and conditions hereof, on the Closing Date, as defined below, the Company will issue and sell to the Purchasers, and the Purchasers will purchase from the Company, an aggregate of 2,162,163 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), for an aggregate purchase price of $10,000,003.88. The number of shares of Common Stock to be purchased and the purchase price to be paid by each Purchaser are as follows:

PURCHASER                                 NUMBER OF SHARES      PURCHASE PRICE
---------                                 ----------------      --------------
Alta BioPharma Partners, L.P.                1,367,712           $6,325,668.00
Connetics Partners (Alta Bio), LLC             745,264           $3,446,846.00
Alta Embarcadero BioPharma, LLC                 49,187             $227,489.88

        1.2 CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Common Stock shall be held at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California at 10:00 a.m. on April 10, 1998 or at such other time and place upon which the Company and the Purchasers shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

        1.3 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate or certificates representing the shares of Common Stock purchased by such Purchaser, against payment of the purchase price therefor, by wire transfer or certified or cashier's check drawn on a United States ("U.S.") bank.

        1.4 LEGEND. The certificate or certificates for the Common Stock shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act") and referring to restrictions on transfer herein, such legend to be substantially as follows:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE

SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (B) AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (C) FULL COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE ACT."

        1.5 REMOVAL OF LEGENDS. Any legend endorsed on a certificate pursuant to Section 1.4 hereof shall be removed (i) if the shares of the Common Stock represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction,
(ii) if such shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (iii) if the holder of such shares shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company, stating that a public sale, transfer or assignment of such shares may be made without registration.

                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Purchasers that:

        2.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a materially adverse effect on the Company.

        2.2 AUTHORIZATION. The Company has all corporate right, power and authority to enter into this Agreement and the Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the authorization, sale, issuance and delivery of the Common Stock and the performance of the Company's obligations hereunder and under the Registration Rights Agreement has been taken. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 1.6 of the Registration Rights Agreement. Upon issuance and delivery pursuant to this Agreement, all of the Common Stock will be duly and validly issued, fully paid and nonassessable and free and clear of any liens and encumbrances. There are no statutory, contractual or other preemptive rights or rights of first refusal with respect to the issuance and sale of the Common Stock.

        2.3 VALIDITY OF SECURITIES. The Common Stock, when issued, sold and delivered by the Company in accordance with the terms of this Agreement, will be duly and validly issued, fully-paid and nonassessable. The issuance, sale and delivery of the Common Stock are not subject to preemptive or any similar rights of the Stockholders of the Company or any liens or encumbrances arising through the Company. Based in part upon the representations of the Purchasers in this Agreement, the offer, sale and issuance of the Common Stock will be made in compliance with all applicable federal and state securities laws.

        2.4 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value, of which at March 31, 1998, 13,518,150 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.001 par value. The Company's Board of Directors has authorized the creation of 90,000 shares of Series B Preferred Stock for potential issuance under the Company's stockholder rights plan. Since March 31, 1998 no shares of the Company's Common or Preferred Stock have been issued, except pursuant to the exercise of options or warrants outstanding as of March 31, 1998. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. In addition to the foregoing, the Company has reserved and outstanding the following warrants, rights, options and convertible securities: (i) warrants for the purchase of 18,395 shares of Common Stock at an exercise price of $4.89 per share, which warrants expire in February 2001; (ii) warrants for the purchase of 22,728 shares of Common Stock at an exercise price of $11.00 per share, which warrants expire in December 2000; (iii) warrants for the purchase of 73,071 shares of Common Stock at an exercise price of $5.78, which warrants expire in December 2002; (iv) warrants for the purchase of 20,000 shares of Common Stock at an exercise price of $7.43 per share, which warrants expire in December, 2001; (v) warrants for the purchase of 250,000 shares of Common Stock at an exercise price of $8.25 per share, which warrants expire in January 2002; (vi) warrants for the purchase of 905,000 shares of Common Stock at an exercise price of $9.08 per share, which warrants expire in May, 2001; (vii) warrants for the purchase of 6,000 shares of Common Stock at an exercise price of $6.00 per share, which warrants expire in January, 2003; (viii) 2,600,000 shares reserved for issuance pursuant to the Company's 1994 Stock Plan (including an increase of 600,000 shares which is subject to stockholder approval at the annual meeting of the Company's stockholders to be held on May 22, 1998), of which, at March 31, 1998, options (net of repurchases) to purchase 311,289 shares had been exercised, options to purchase 1,779,405 shares were outstanding and 509,306 shares remained available for future grant; (ix) 500,000 shares reserved for issuance pursuant to the Company's 1995 Employee Stock Purchase Plan (including an increase of 400,000 shares which is subject to stockholder approval at the annual meeting of the Company's stockholders to be held on May 22, 1998), of which, at March 31, 1998, 53,853 shares had been issued; (x) 250,000 shares reserved for issuance under the Company's 1995 Directors' Stock Option Plan (including an increase of 100,000 shares which is subject to stockholder approval at the annual meeting of the Company's stockholders to be held on May 22, 1998), of which, at March 31, 1998, 105,000 options had been granted; and
(xi) a commitment from Kepler Capital LLC to purchase up to $25 million of Common Stock over a three-year period beginning on or before December 1, 1997. In addition, the Company may be obligated to issue additional shares to SmithKline Beecham Corporation on April 10, 1998 as part of the consideration paid for the Company's acquisition of rights to Ridaura in December, 1996. Except as described in this Section 2.2, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities. All of the issued and outstanding securities of the Company have been issued in compliance with all applicable federal and state securities laws.

        2.5 NO CONFLICT. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects or financial condition of the Company.

        2.6 ACCURACY OF REPORTS; FINANCIAL STATEMENTS. All reports required to be filed with the Securities and Exchange Commission (the "SEC") by the Company from February 1, 1996 (the date of the Company's initial public offering) through the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been made available to each Purchaser (the "SEC Documents"), have been duly and timely filed, were in substantial compliance with the requirements of their respective forms when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

        2.7 CHANGES. Since March 20, 1998, (the date on which the Company's Annual Report on Form 10-K for the year ended December 31, 1997 was filed with the SEC), there has not been (a) any incurrence by the Company of any material liability, absolute or contingent, or (b) any event or condition of any character that has materially and adversely affected or might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted). There is no material liability or contingency of the Company that is not disclosed in the SEC Documents.

        2.8 GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the Registration Rights Agreement, or the consummation of any other transaction contemplated hereby and thereby, except such filings as may be required to be made with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and with governmental authorities for purposes of effecting compliance with the securities and blue sky laws in the states in which Common Stock is offered and/or sold, which compliance will be effected in accordance with such laws.

        2.9 LITIGATION. There is no pending or, to the best of the Company's knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound, nor is the Company aware of any basis therefor, which Litigation, if adversely determined, would have a material adverse effect on the business, properties, prospects or financial condition of the Company.

        2.10 INTELLECTUAL PROPERTY. To its knowledge, and except as disclosed in the SEC Documents, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without infringement of any rights of a third party. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, which violation would have a material adverse effect on the business, properties, prospects or financial condition of the Company. Except as disclosed in the SEC Documents, the Company has not granted (nor has the Company licensed from a third party) any material rights to or licenses to its patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes.

        2.11 REGISTRATION RIGHTS. Except as provided in the Registration Rights Agreement and as disclosed in the SEC Documents, the Company has not granted or agreed to grant any rights to register its securities under the Securities Act, including piggy-back rights, to any person or entity.

        2.12 NO MATERIAL DEFAULT. The Company is not in violation of or default under any provision of (a) its Certificate of Incorporation or Bylaws or
(b) any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise or license to which it is a party or by which it is bound or (c) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, except with respect to clauses (b) and (c) above, such violations or defaults as would not have a material adverse effect on the business, properties, prospects or financial condition of the Company.

        2.13 DISCLOSURE. No representation or warranty of the Company contained in this Agreement or the exhibits attached hereto (when read together and taken as a whole), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

        2.14 SOLVENCY; NO DEFAULT. As of this date the Company has sufficient funds and cash flow to pay its debts and other liabilities as they become due, and the Company is not in default with respect to any material debt or liability.

        2.15 RIGHTS OF COMMON STOCK. The Common Stock shall have the rights, preferences, privileges and restrictions provided in the Company's Amended and Restated Certificate of Incorporation.

                                    SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        Each Purchaser hereby represents and warrants to the Company as follows:

        3.1 INVESTMENT. Purchaser is acquiring the Common Stock for investment for its own account, not as a nominee or agent and not with a view to or for resale in connection with any distribution thereof. Purchaser understands that the Common Stock purchased by such Purchaser from the Company pursuant to this Agreement has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of such Purchaser's investment intent and the accuracy of such Purchaser's representations as expressed herein.

        3.2 ACCREDITED INVESTOR. Each Purchaser is an "accredited investor" as defined by Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). The SEC documents have been made available to each Purchaser, and each Purchaser has received all the information it has requested regarding the Company. Each Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Stock.

        3.3 AUTHORITY. This Agreement and the Registration Rights Agreement have been duly executed and delivered by each Purchaser and constitute legal, valid and binding obligations of the Purchasers, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 1.6 of the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchasers.

        3.4 GOVERNMENT CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchasers is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common Stock, or the consummation of any other transaction contemplated hereby.

        3.5 INVESTIGATION. Each Purchaser has had a reasonable opportunity to discuss the Company's business, management and financial affairs with the Company's management.

                                    SECTION 4

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

        The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

        4.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

        4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

        4.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

        4.4 NO LAW PROHIBITING OR RESTRICTING SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Common Stock (except as otherwise referenced in this Agreement).

        4.5 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate substantially in the form attached as Exhibit B hereto, executed by a duly authorized officer, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2.

        4.6 REGISTRATION RIGHTS AGREEMENT. On or before the Closing, the Company and the Purchasers shall have executed and delivered a counterpart of the Registration Rights Agreement.

        4.7 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Venture Law Group, counsel for the Company, an opinion addressed to the Purchasers, dated the Closing Date, in substantially the form attached as Exhibit C hereto.

                                    SECTION 5

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

        The obligations of the Company under this Agreement are subject to the fulfillment on or prior to the Closing of each of the following conditions, unless otherwise waived:

        5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

        5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

        5.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

        5.4 NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Common Stock (except as otherwise provided in this Agreement).

                                    SECTION 6

                                  MISCELLANEOUS

        6.1 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

        6.2 SURVIVAL. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

        6.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        6.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against which enforcement of any such amendment, waiver, discharge or termination is sought.

        6.5 NOTICES AND DATES. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to the party to be notified at such party's address as set forth on the signature page hereto or as subsequently modified by written notice. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

        6.6     BROKERS.

                (a) The Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company agrees to indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

                (b) No Purchaser has engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of such Purchaser hereunder.

        6.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        6.8 COSTS AND EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of Pillsbury Madison & Sutro LLP, counsel for the Purchasers, and upon receipt of a bill therefor, shall reimburse the out-of-pocket expenses of such counsel, provided that such fees and expenses shall not exceed $7,500.

        6.9 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

        6.10 CAPTIONS AND HEADINGS. The captions and headings used herein are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        6.11 COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

                                       CONNETICS CORPORATION



                                       By: /s/ Thomas G. Wiggans
                                           -------------------------------------
                                               Thomas G. Wiggans, President

                                       Address:

                                       3400 West Bayshore Road
                                       Palo Alto, CA 94303
                                       Facsimile:  (650) 843-2899

                                       INVESTORS:

                                       ALTA BIOPHARMA PARTNERS, L.P.
                                       BY:  ALTA BIOPHARMA MANAGEMENT, LLC


                                       BY: /s/ Jean Deleage
                                           -------------------------------------
                                               MANAGING DIRECTOR

                                       ALTA EMBARCADERO BIOPHARMA, LLC


                                       BY: /s/ Jean Deleage
                                           -------------------------------------
                                               MEMBER

                                       CONNETICS PARTNERS (ALTA BIO), LLC
                                       BY: ALTA/CHASE BIOPHARMA MANAGEMENT, LLC

                                       BY: /s/ Jean Deleage
                                           -------------------------------------
                                               MEMBER

                                       Address:

                                       Alta Partners
                                       One Embarcadero Center, Suite 4050
                                       San Francisco, CA  94111
                                       Facsimile:  (415) 362-6178

                                                                    EXHIBIT 10.1


                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                                                    EXHIBIT 10.1


                                    EXHIBIT B

                              CONNETICS CORPORATION

                             COMPLIANCE CERTIFICATE


        The undersigned, Thomas G. Wiggans, hereby certifies as follows:

        1. The undersigned is the duly elected President and Chief Executive Officer of Connetics Corporation, a Delaware corporation (the "Company").

        2.      The representations and warranties of the Company set forth in
Section 2 of the Common Stock Purchase Agreement (the "Agreement") dated April 10, 1998 are true and correct in all material respects as though made on and as of the date hereof.

        3. The Company has performed and complied with all covenants, agreements, obligations and conditions contained in the Agreement to be performed by the Company on or prior to the Closing Date.

        The undersigned has executed this Certificate this 10th day of April, 1998.



                                       -----------------------------------------
                                       Thomas G. Wiggans, President and Chief
                                       Executive Officer